Exhibit 99.1
LegalZoom Reports Second Quarter 2026 Financial Results

•Revenue of $205.3 million, up 7% year-over-year, driven by subscription revenue increasing 11% year-over-year, representing LegalZoom’s fifth consecutive quarter of double digit subscription revenue growth
•Subscription revenue of $133.4 million up 11% year-over-year from strength in human-in-the-loop offerings and pricing initiatives
•Net income of $5.2 million and net income margin of 3%; with net income margin increasing approximately 260 basis points year-over-year
•Adjusted EBITDA of $45.9 million and Adjusted EBITDA margin of 22%, ahead of the high end of our guidance range; with Adjusted EBITDA margin increasing approximately 220 basis points year-over-year
•Commitment to shareholder returns; completed $45.5 million of share repurchases in the quarter, with approximately $80.4 million remaining under the existing authorization
•Ended the quarter with cash and cash equivalents of $167.2 million and delivered $39.5 million in cash from operating activities and $33.7 million in free cash flow with no debt outstanding as of June 30, 2026
•Updating full-year 2026 revenue outlook to $795.0–$805.0 million and Adjusted EBITDA to $190.0–$195.0 million, reflecting the recent industry-wide shift in customer discovery away from traditional search, while maintaining strong margin discipline

MOUNTAIN VIEW, California – August 5, 2026 – LegalZoom (Nasdaq: LZ), America’s #1 online legal services company, today announced results for its second quarter ended June 30, 2026.

"Since late 2024, we've deliberately repositioned LegalZoom around subscription relationships that pair AI with trusted human expertise," said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. "That strategy is working. While demand for what we do is intact, discovery is moving. We have been actively building new customer acquisition channels for more than a year, and our outlook fully reflects today's environment, with no recovery in traditional search assumed. In the AI channels where discovery is heading, every visit is incremental. We've partnered with the leading AI companies, we have more brand references across AI platforms than any competitor, and we haven't assumed how quickly this scales. That's the upside we're positioned to capture."

"We're updating our revenue expectations based on recent changes in the customer acquisition environment, while our profitability outlook reflects the discipline of our operating model," said Noel Watson, Chief Operating Officer and Chief Financial Officer. "We continue to improve operating efficiency, expand margins and generate strong cash flow while investing behind the initiatives that support our long-term growth strategy."

Second Quarter 2026 Highlights

•Revenue was $205.3 million for the quarter, up 7% year-over-year.
◦Transaction revenue of $71.9 million decreased 1% year-over-year.
◦Subscription revenue of $133.4 million grew 11% year-over-year.
•Net income was $5.2 million for the quarter, or 3% of revenue, compared to a net loss of $0.3 million, or less than 1% of revenue, in the same period in 2025.
•Adjusted EBITDA was $45.9 million for the quarter, or 22% of revenue, compared to $39.0 million, or 20% of revenue, in the same period in 2025.
•Non-GAAP net income was $27.4 million for the quarter compared to $28.3 million in the same period in 2025.

•Cash and cash equivalents were $167.2 million as of June 30, 2026 compared to $203.1 million as of December 31, 2025.
•Cash flows provided by operating activities were $39.5 million for the quarter ended June 30, 2026 compared to $39.1 million in the same period in 2025.
•Free cash flow was $33.7 million for the quarter ended June 30, 2026 compared to $31.6 million in the same period in 2025.
•Basic and diluted net income per share was $0.03 for the quarter compared to a basic and diluted net loss per share of $— for the same period in 2025. Basic and diluted Non-GAAP net income per share was $0.16 for the quarter compared to basic and diluted Non-GAAP net income per share of $0.16 and $0.15, respectively, for the same period in 2025.

Key Business Metrics and Non-GAAP Financial Measures
(Unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended June 30,		% Growth	Six Months Ended June 30,		% Growth
			(Decline)			(Decline)
	2026	2025	YOY	2026	2025	YOY
Total revenue	$205,289	$192,509	7%	$412,070	$375,619	10%
Transaction revenue	$71,890	$72,611	(1)%	$148,513	$139,464	6%
Subscription revenue	$133,399	$119,898	11%	$263,557	$236,155	12%
Gross profit	$139,930	$125,111	12%	$272,183	$241,661	13%
Gross margin	68%	65%	5%	66%	64%	3%
Net Income (loss)	$5,183	$(266)	n/m	$6,287	$4,861	29%
Net income (loss) margin	3%	—%	n/m	2%	1%	100%
Net Income (loss) per share — basic:	$0.03	$—	n/m	$0.04	$0.03	33%
Net Income (loss) per share — diluted:	$0.03	$—	n/m	$0.04	$0.03	33%
Net cash provided by operating activities	$39,547	$39,139	1%	$86,829	$89,842	(3)%
Non-GAAP Financial Measures
Non GAAP net income	$27,444	$28,329	(3)%	$49,515	$52,151	(5)%
Non GAAP net income per share — basic:	$0.16	$0.16	—%	$0.28	$0.29	(3)%
Non GAAP net income per share — diluted:	$0.16	$0.15	7%	$0.28	$0.29	(3)%
Adjusted EBITDA	$45,898	$38,965	18%	$82,360	$75,977	8%
Adjusted EBITDA margin	22%	20%	10%	20%	20%	—%
Free cash flow	$33,690	$31,609	7%	$74,664	$72,934	2%
Key Business Metrics
Transaction units	281	278	1%	656	619	6%
Business formations	125	131	(5)%	267	262	2%
Average order value (AOV)	$256	$262	(2)%	$227	$225	1%
Subscription units at period end	1,892	1,955	(3)%	1,892	1,955	(3)%
Average revenue per subscription unit (ARPU) at period end	$270	$256	5%	$270	$256	5%
Certain percentages may not recalculate due to rounding.

Financial Guidance and Outlook
LegalZoom is updating its revenue outlook and Adjusted EBITDA outlook for the full year ending December 31, 2026 as follows:
•Revenue is expected to be in the range of $795 million to $805 million, or 6% year-over-year growth at the midpoint. This compares to the Company’s previous revenue outlook in the range of $810 million to $830 million, or 8% growth at the midpoint. LegalZoom’s outlook reflects the continued scaling of our higher-value growth initiatives and ongoing momentum from our partner channel, partially offset by a more cautious view of customer acquisition for the remainder of the year.

•Adjusted EBITDA is expected to be in the range of $190 million to $195 million, reflecting 12% year-over-year growth at the midpoint, and a 24% margin. This compares to the Company’s previous Adjusted EBITDA outlook of $190 million to $200 million, or 13% year-over-year growth, and a 24% margin. LegalZoom’s outlook reflects disciplined cost management, ongoing gross margin improvement and the benefits from a 13% workforce reduction announced today.

For the third quarter ending September 30, 2026 LegalZoom expects:

•Revenue in the range of $192 million to $196 million, or 2% year-over-year growth at the midpoint.

•Adjusted EBITDA in the range of $49 million to $51 million, an 8% year-over-year increase at the midpoint, and a 26% margin.

Webcast and Conference Call Information
A webcast and conference call to discuss second quarter 2026 results is scheduled for today, August 5, 2026, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and any factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2026, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income (loss) margin, Non-GAAP net income per share and free cash flow. We use these non-GAAP financial measures to better understand and evaluate our core operating performance. We believe that these non-GAAP financial measures provide management and our investors with useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We also believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. These non-GAAP measures should not be considered in isolation of, or as a substitute or an alternative to, measures prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation and certain non-recurring income and expenses from time to time. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, preparing and approving our annual budget and operational planning. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which include that Adjusted EBITDA:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.
We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense and certain non-recurring income and expenses from time to time, net of related income tax impacts. We define net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We believe free cash flow provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet, once our business needs and obligations are met. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry.

We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys, whether through our vast independent attorney network or our own law firm, we offer the tools and guidance people need to confidently manage everything from business formation and compliance to intellectual property protection and ongoing business management and legal support.
As AI reshapes how legal work gets done, LegalZoom is at the forefront of the human-in-the-loop approach, ensuring that the speed and efficiency of AI is always backed by the judgment and accountability of qualified professionals. With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$167,227	$203,100
Accounts receivable, net of allowance	19,759	20,589
Prepaid expenses and other current assets	25,187	18,234
Total current assets	212,173	241,923
Property and equipment, net	53,540	58,045
Goodwill	140,705	140,705
Intangible assets, net	14,932	18,152
Operating lease right-of-use assets	14,150	13,414
Deferred income taxes	24,095	31,884
Other assets	6,764	7,399
Total assets	$466,359	$511,522
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,875	$27,167
Accrued expenses and other current liabilities	56,055	83,361
Deferred revenue	221,180	203,653
Operating lease liabilities	5,003	4,338
Total current liabilities	318,113	318,519
Operating lease liabilities, non-current	10,133	10,025
Deferred revenue	234	277
Other liabilities	10,723	10,819
Total liabilities	339,203	339,640
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at June 30, 2026 and December 31, 2025, none issued or outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 167,451 shares and 177,624 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	169	179
Additional paid-in capital	1,344,473	1,305,936
Accumulated deficit	(1,217,855)	(1,134,414)
Accumulated other comprehensive income	369	181
Total stockholders’ equity	127,156	171,882
Total liabilities and stockholders’ equity	$466,359	$511,522

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$205,289	$192,509	$412,070	$375,619
Cost of revenue	65,359	67,398	139,887	133,958
Gross profit	139,930	125,111	272,183	241,661
Operating expenses:
Sales and marketing	78,849	69,580	157,517	130,958
Technology and development	20,047	21,635	39,652	42,957
General and administrative	30,384	36,996	61,600	76,217
Gain on sale of assets held for sale	—	—	—	(14,337)
Total operating expenses	129,280	128,211	258,769	235,795
Income (loss) from operations	10,650	(3,100)	13,414	5,866
Interest expense	(126)	(165)	(802)	(347)
Interest income	1,627	2,069	3,275	3,552
Other (expense) income, net	(3)	652	78	999
Income (loss) before income taxes	12,148	(544)	15,965	10,070
Provision for (benefit from) income taxes	6,965	(278)	9,678	5,209
Net income (loss)	$5,183	$(266)	$6,287	$4,861
Net income (loss) attributable to common stockholders—basic and diluted
Net income (loss) per share — basic:	$0.03	$—	$0.04	$0.03
Net income (loss) per share — diluted:	$0.03	$—	$0.04	$0.03
Weighted-average shares used to compute net income (loss) per share:
Weighted-average shares used to compute net income (loss) per share — basic:	170,189	180,880	175,568	178,837
Weighted-average shares used to compute net income (loss) per share — diluted:	171,641	180,880	177,627	182,694

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$6,287	$4,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,411	21,745
Amortization of debt issuance costs	95	112
Amortization of right-of-use assets	1,887	1,484
Stock-based compensation	44,910	60,394
Gain on sale of assets held for sale	—	(14,337)
Gain on sale of available-for-sale debt security	—	(648)
Loss on disposal of property and equipment	15	97
Deferred income taxes	7,825	(5,725)
Change in fair value of other equity security	—	(302)
Unrealized foreign exchange loss	248	31
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	828	(14,254)
Prepaid expenses and other current assets	(6,979)	3,726
Other assets	522	83
Accounts payable	8,698	4,454
Accrued expenses and other liabilities	(15,566)	(697)
Operating lease liabilities	(1,852)	(1,056)
Income tax payable	15	239
Deferred revenue	17,485	29,635
Net cash provided by operating activities	86,829	89,842
Cash flows from investing activities
Acquisition, net of cash acquired	—	(48,468)
Purchase of property and equipment	(12,165)	(16,908)
Proceeds from sale of available-for-sale debt security	—	1,507
Proceeds from sale of assets held for sale	—	37,051
Net cash used in investing activities	(12,165)	(26,818)
Cash flows from financing activities
Repayment of capital lease obligations	—	(2)
Payment of deferred consideration from business acquisition	(12,514)	—
Share repurchase costs (excise tax)	—	(1,264)
Repurchase of common stock	(89,010)	(20,419)
Shares surrendered for settlement of minimum statutory tax withholding	(9,459)	(11,172)
Proceeds from issuance of stock under employee stock plans	518	44,657
Net cash (used in) provided by financing activities	(110,465)	11,800
Effect of exchange rate changes on cash and cash equivalents	(72)	147
Net (decrease) increase in cash and cash equivalents	(35,873)	74,971
Cash and cash equivalents, at beginning of the period	203,100	142,064
Cash and cash equivalents, at end of the period	$167,227	$217,035
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Reconciliation of net income (loss) to Adjusted EBITDA
Net income (loss)	$5,183	$(266)	$6,287	$4,861
Interest expense	126	165	802	347
Interest income	(1,627)	(2,069)	(3,275)	(3,552)
Provision for (benefit from) income taxes	6,965	(278)	9,678	5,209
Depreciation and amortization	11,274	11,339	22,411	21,745
Other expense (income), net	3	(652)	(78)	(999)
Stock-based compensation	23,596	30,638	44,910	60,394
Transaction-related expenses(1)	—	—	604	1,543
Gain on sale of assets held for sale	—	—	—	(14,337)
Restructuring costs(2)	378	88	1,021	766
Adjusted EBITDA	$45,898	$38,965	$82,360	$75,977
Net income (loss) margin	3%	—%	2%	1%
Adjusted EBITDA margin	22%	20%	20%	20%
(1)     For 2025, transaction-related expenses are primarily related to our acquisition of Formation Nation. For 2026, transaction-related expenses are related to the evaluation and pursuit of strategic transactions.
(2)    For 2026 and 2025, restructuring costs are related to the reduction of our global headcount.
Non-GAAP Net Income, Non-GAAP Net Income (Loss) Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income (loss) to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share amounts)
Reconciliation of net income to Non-GAAP net income
Net income (loss)	$5,183	$(266)	$6,287	$4,861
Amortization of acquired intangible assets	1,610	2,381	3,220	4,028
Stock-based compensation	23,596	30,638	44,910	60,394
Transaction-related expenses(1)	—	—	604	1,543
Restructuring costs(2)	378	88	1,021	766
Gain on sale of assets held for sale	—	—	—	(14,337)
Income tax effects(3)	(3,323)	(4,512)	(6,527)	(5,104)
Non-GAAP net income	27,444	28,329	49,515	52,151
Net income (loss) margin	3%	—%	2%	1%
Non-GAAP net income (loss) margin	13%	15%	12%	14%
Net income (loss) per share — basic	$0.03	$—	$0.04	$0.03
Net income (loss) per share — diluted	$0.03	$—	$0.04	$0.03
Non-GAAP net income per share — basic	$0.16	$0.16	$0.28	$0.29
Non-GAAP net income per share — diluted	$0.16	$0.15	$0.28	$0.29
Weighted-average shares used to compute net income (loss) per share — basic	170,189	180,880	175,568	178,837
Weighted-average shares used to compute net income (loss) per share — diluted	171,641	180,880	177,627	182,694
Weighted-average shares used to compute Non-GAAP net income per share — basic	170,189	180,880	175,568	178,837
Weighted-average shares used to compute Non-GAAP net income per share — diluted	171,641	184,482	177,627	182,694
(1)For 2025, transaction-related expenses are primarily related to our acquisition of Formation Nation. For 2026, transaction-related expenses are related to the evaluation and pursuit of strategic transactions.
(2)For 2026 and 2025, restructuring costs are related to the reduction of our global headcount.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$27,444	$28,329	$49,515	$52,151
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income (loss) per share — basic:	170,189	180,880	175,568	178,837
Effect of potentially dilutive securities:
Options to purchase common stock	31	58	34	59
RSUs and PSUs	1,410	3,526	2,019	3,782
Employee stock purchase plan	11	18	6	16
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	171,641	184,482	177,627	182,694
Non-GAAP net income per share — basic	$0.16	$0.16	$0.28	$0.29
Non-GAAP net income per share — diluted	$0.16	$0.15	$0.28	$0.29
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	39,547	39,139	86,829	89,842
Purchase of property and equipment	(5,857)	(7,530)	(12,165)	(16,908)
Free cash flow	$33,690	$31,609	$74,664	$72,934